UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Appointment of Chief Financial Officer

On June 2, 2023, Amit Joshi notified Apollo Debt Solutions BDC (the “Company”) of his intention to resign as Chief Financial Officer. Gregory Hunt has been serving as the Company’s Interim Chief Financial Officer while the Company completed its search for a permanent successor. On October 2, 2023, the Board of Trustees of the Company appointed Eric Rosenberg as the Company’s Chief Financial Officer, effective October 2, 2023.

Mr. Rosenberg (i) was not appointed as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any other person; (ii) does not have a family relationship with any of the Company’s trustees or other executive officers; (iii) has not engaged, since the beginning of the Company’s last fiscal year, nor proposes to engage, in any transaction in which the Company was or is a participant; and (iv) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with his appointment as the Company’s Chief Financial Officer.

Mr. Rosenberg, 55, joined Apollo Global Management, Inc. (“Apollo”), an affiliate of the Company’s investment adviser, in 2023 as a Managing Director. Prior to joining Apollo, Mr. Rosenberg was Chief Operating Officer and Chief Financial Officer for a family investment office from February 2022 to June 2023. Previously, Mr. Rosenberg was Chief Financial Officer and Managing Director for Anchorage Capital Group from 2016 to 2022. Also, he was Chief Financial Officer and Managing Director for Blackstone Credit (formerly known as GSO Capital Partners) from 2008 to 2016. Prior to Blackstone, Mr. Rosenberg held various positions at Goldman Sachs from 1998 to 2008. Mr. Rosenberg started his career in public accounting with Anchin Block & Anchin (1990-1994) followed by Goldstein Golub Kessler (1994-1998). Mr. Rosenberg earned a Bachelor of Business Administration with a concentration in Accounting from Boston University, School of Management. Mr. Rosenberg is a Certified Public Accountant (CPA).

Appointment of Chief Operating Officer

On October 2, 2023, the Board of Trustees of the Company appointed Adam Eling as the Company’s Chief Operating Officer, effective October 2, 2023.

Mr. Eling (i) was not appointed as the Company’s Chief Operating Officer pursuant to any arrangement or understanding with any other person; (ii) does not have a family relationship with any of the Company’s trustees or other executive officers; (iii) has not engaged, since the beginning of the Company’s last fiscal year, nor proposes to engage, in any transaction in which the Company was or is a participant; and (iv) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with his appointment as the Company’s Chief Operating Officer.

Mr. Eling, 41, joined Apollo in 2012 and is a member of Apollo’s Investment Chief Operating Officer’s team, which is responsible for evaluating and executing growth initiatives for Apollo’s credit platform (“Apollo Credit”). Mr. Eling’s responsibilities include developing and expanding Apollo’s credit investing capabilities from ideation through implementation and acting as an adviser to senior leadership of Apollo Credit in the evaluation and operation of all aspects of the platform with a strong emphasis on commercializing Apollo’s investment activities and “business building.” Since early 2023, Mr. Eling has served as Chief Operating Officer of Apollo’s Global Direct Lending business. Previously, Mr. Eling was involved in the development and execution of other strategic growth initiatives for Apollo, including the creation of Apollo’s dedicated efforts in Digital Assets, the development and expansion of Apollo’s Aviation Finance franchise, as well as the development of Apollo’s initial products for the wealth channel, including the creation and launch of Apollo Debt Solutions BDC. Prior to joining Apollo, Mr. Eling was an equity research analyst covering the financial services sector at Credit Suisse from 2006 to 2012. Mr. Eling graduated summa cum laude from University of Cincinnati with a BBA in Finance and International Business. He is a Chartered Financial Analyst (CFA).

A copy of the Company’s press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated October 5, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: October 5, 2023	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary